                                                                       10.12a
                                  AMENDMENT NO.  1

                                         to

                                   QUESTECH, INC.

                               1996 STOCK OPTION PLAN

     WHEREAS, as originally adopted, the QuesTech, Inc. 1996 Stock Option Plan (the "Plan") provides that the number of shares of Common Stock which may be issued in connection with options granted under the Plan shall not exceed 200,000 plus such increases as may from time to time be authorized and adopted in accordance with the terms of the Plan;

     WHEREAS, it has been determined that the number of shares of Common Stock available under the Plan as originally adopted is inadequate for the purposes for which the Plan was adopted.

     NOW THEREFORE, the Plan is hereby amended, as follows:

1. The number of shares set forth in Section 3.1 of Article III of the Plan is hereby changed from 200,000 to 268,132.

2. All other terms and conditions of the Plan shall be unchanged and shall remain in full force and effect.

3. This amendment shall take effect upon approval by the Company's Board of Directors and Shareholders.



Dated: March 15, 1997










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